UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation.

Item 3.02.  Unregistered Sales of Equity Securities.

As disclosed in the Quarterly Report on Form 10-Q of Bioheart, Inc. (the “Company”) filed with the Securities and Exchange Commission on November 14, 2011, BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) agreed with the Company and Greystone Capital (“Greystone”) on September 1, 2011, to split the note evidencing the BlueCrest Loan originated May 31, 2007 into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82 (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $139,729.82, and modified. Under the terms of the Partial Assignment and Modification Agreement Greystone agreed to take assignment from BlueCrest, for an amount in each case equal to the Debt payment and otherwise on the same terms as the September 2011 purchase. Similar transactions with Greystone were completed on the same terms in October, November and December 2011 and on January 3, 2012.

The New Note is a subordinated convertible note bearing interest at the rate of 8% per annum, payable at maturity. The New Note is convertible into common stock of the Company at a price that is 50% less than the average of the three (3) lowest closing prices for the Company’s common stock for the ten (10) trading days prior to the Greystone’s election to exercise its conversion right; provided, however, that if the Company engages in a financing transaction that provides for a pricing discount that is greater than 50%, then the discount allowed to Greystone will be increased to such greater discount percentage.

We believe that the issuance of the New Note, in exchange for the original note in the same amount, constituted a valid exchange of securities under Section 3(a)9 of the Securities Act of 1933, as amended (the “Act”) and otherwise is exempt from registration under Section 4(2) of the Act. The Company will have no obligation to file any registration statement with respect to the New Note or the shares.

The aggregate number of shares issued to Greystone as a result of the conversion of the notes it received in connection with the BlueCrest payment related transactions is 5,497,487.

Copies of the forms of New Note, Subordination Agreement and Partial Assignment and Modification Agreement, for the BlueCrest payment related transactions are filed herewith as exhibits.

Item 9.01  Exhibits.

Exhibit Number

Description

10.73	New Note, as modified, in the amount of $139,728.82 payable to Greystone Capital, filed herewith.
10.74	Subordination Agreement, delivered in connection with the New Note, filed herewith.
10.75	Partial Assignment and Modification Agreement, delivered in connection with the New Note, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012

BIOHEART, INC.
By:	/s/ Mike Tomas
Mike Tomas President and Chief Executive Officer

Exhibits
10.73	New Note, as modified, in the amount of $139,728.82 payable to Greystone Capital, filed herewith.
10.74	Subordination Agreement, delivered in connection with the New Note, filed herewith.
10.75	Partial Assignment and Modification Agreement, delivered in connection with the New Note, filed herewith.